Federal Home Loan Bank of Pittsburgh
Bylaws
PREAMBLE

The Federal Home Loan Bank Act (the “Bank Act”), at 12 U.S.C. 1421 et seq. and the Safety and Soundness Act at 12 U.S.C. 4526 as the authorizing statute and federal law respectively governing the Federal Home Loan Bank of Pittsburgh (“Bank”), along with the implementing rules and regulations of the Federal Housing Finance Agency (the “Finance Agency”) govern (emphasis added) the corporate governance and indemnification practices and procedures of the Bank. To the extent not inconsistent with the above, Finance Agency regulation 12 C.F.R. 1239.3, as of December 21, 2015 provides, that the Bank will elect to follow (emphasis added) a prescribed state or model code of substantive corporate law as it relates to: 1) the directors' standard of care and 2) indemnification of directors.
Subject to, in whole and in part and not otherwise inconsistent with, the Bank Act and federal law, rules, and regulations, the Bank has elected by promulgation of these Bylaws to follow the Delaware General Corporation Law, as may be amended from time to time (8 Del. C. §§ 101 et seq.), as it relates to the: 1) directors' standard of care and 2) indemnification provisions in these Bylaws.
Section 12 C.F.R. 1239.3(d) further provides that the election of Delaware law does not create any rights in any third party, subject the Bank to the jurisdiction of the Delaware state or Court of Chancery with respect to the Bank's corporate governance or indemnification practices or procedures, nor subject the Bank to any obligation to elect to follow other provisions of Delaware law, including without limitation, general board and shareholder procedural provisions, shareholder rights to obtain information from a corporation’s management or shareholder meeting rights. The Bank, by promulgation of these Bylaws, confirms that jurisdiction and venue with respect to actions and proceedings involving matters addressed by these Bylaws shall be determined with reference to the Bank Act, the Safety and Soundness Act and other federal law, rules, and regulations applicable to the Bank
Section 7(k) of the Bank Act grants authority to the Board of Directors of the Bank (the "Board"), not the shareholders, to amend these Bylaws. In the event of any inconsistency between the statements in these Bylaws and any laws, rules, or regulations elected to be followed outside of the Bank Act and federal law, rules, and regulations governing the Bank, the statements in the body of these Bylaws will control. The well-established rule of construction, sui generis (that is, looking to the language of the Bylaws themselves), shall be employed when construing the effect of the election of Delaware law that may be ambiguous or inapplicable to the Bank considering its establishment under authorizing statutes and federal law, rules, and regulations. The intent of the Bylaws shall control over the law of Delaware, and the Bank Act, Safety and Soundness Act and applicable federal rules, and regulations shall be used to interpret the intent of the Bylaws.
This Preamble is incorporated by reference into the Bylaws as if set forth in full in the body of the Bylaws.
ARTICLE I
Offices
Section 1 -    Principal Office: The principal office of the Bank shall be located in the city of Pittsburgh, the county of Allegheny, the Commonwealth of Pennsylvania.
Section 2 -    Other Offices: The Bank may have such other offices as the Board may designate or as the business of the Bank may require, from time to time.

ARTICLE IIStockholders Meeting and Stockholder Voting
Section 1 -    Annual Meeting: An annual meeting of stockholders is not required. The Board, at its option, may provide for an annual meeting in any year by adopting a resolution.
Section 2 -    Special Meetings: Special meetings of the stockholders for any purpose or purposes may be called by the President or by a majority of the Bank's Board, or by one-fourth of the stockholders of the Bank.
Section 3 -    Time and Place of Meeting: The Board may designate the time, day, and place for any annual meeting or any special meeting called by the Board. If a special meeting is called by the President, the Board shall designate the time, day, and place for a special meeting to be held not less than 15 days, nor more than 60 days after such request therefor. Should the Board fail to act for a period of 30 days after the request for a special meeting, the Corporate Secretary shall designate a time, day, and place for such a meeting. Any annual or special meeting shall be held within the Third Federal Home Loan Bank District.
Section 4 -    Notice of Meeting: The Corporate Secretary shall provide written notice of each meeting to each stockholder via mail, delivery, facsimile, or email at its last known address as shown on the books of the Bank. Such notice shall be sent at least ten (10) days before such meeting and shall contain a statement of the purpose(s) and of the time, day, and place of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, properly addressed with postage thereon prepaid. Notice given by private courier or other personal delivery is effective when received by a stockholder. If notice is given by email, such notice shall be deemed to be delivered when the email is sent to the last email address provided to the Bank by the stockholder. If notice is given by facsimile, such notice shall be deemed to be delivered when the notice has been transmitted to the last facsimile address provided to the Bank by the stockholder, with a machine-produced receipt of proper transmittal generated.
Section 5 -    Quorum: The stockholders present shall constitute a quorum for the transaction of any business at a meeting of the stockholders.
Section 6 -    Voting:
a. Voting at Stockholder Meetings. At any meeting of the stockholders, each stockholder shall be entitled to cast one vote for the transaction of any business coming before the meeting. The board of each stockholder shall designate the officer or agent that may cast a vote at the stockholders meeting.
b. Director Elections. Director elections are not conducted at stockholder meetings. Director elections and the votes each stockholder is entitled to cast are governed by the Bank Act and rules, regulations, and guidance promulgated by the Finance Agency, including 12 C.F.R. 1261.6 and any successor regulation.
c. Voluntary Mergers. Votes on voluntary mergers are not conducted at stockholder meetings. Voluntary mergers and the votes each stockholder is entitled to cast are governed by the Bank

Act and rules, regulations and guidance promulgated by the Finance Agency, including 12 C.F.R. 1278.6 and any successor regulation.
d. Other Stockholder Votes. Stockholder rights regarding voting on any other matters not set forth in this Section shall be governed by the Bank Act and rules, regulations and guidance promulgated by the Finance Agency.
ARTICLE IIIDirectors
Section 1 -    General Powers: Subject to and in accordance with the Bank Act and the rules, regulations, and guidance promulgated by the Finance Agency, the management of the business and the affairs of the Bank shall be vested in its Board.
Section 2 -    Number, Tenure, and Qualifications: The number of Directors of the Bank shall consist of 13 persons or such other number as determined by the Finance Agency. All Directors shall meet and maintain all eligibility and qualification requirements for such office set forth in the Bank Act and the rules, regulations and guidance promulgated by the Finance Agency. Member Directors must constitute a majority of the Board but not more than 60 percent and Independent Directors must comprise not fewer than 40 percent of the Board, and at least two Independent Directors must also qualify as Public Interest Directors. The Directors shall be nominated and elected in such manner and for such terms of office as provided in the Bank Act and the rules and regulations of the Finance Agency.
Section 3 -    Director Elections:
a)    Classification. Directors are divided into two classes:

i)	Member Directors, who are elected by a plurality of the votes of the members of a state located in the district from among eligible persons nominated by a member institution within that state; and

ii)
Independent Directors, who are elected by a plurality of the votes of the members of the Bank at large from among eligible persons nominated by the Board after consultation with the Affordable Housing Advisory Council of the Bank.

b)    Independent Director Nomination Procedures. The following activities shall be conducted in accordance with procedures adopted by the Governance Committee from time to time:

i)
Nominations. The Governance Committee shall notify the members and the Affordable Housing Advisory Council that it is seeking nominations for open Independent Directorships. The Governance Committee will identify Independent Director candidates from the completed nominating certificates received prior to the date set by the Bank for delivery of nominating certificates.

ii)	Consultation with the Affordable Housing Advisory Council. Prior to recommending any individual for an Independent Directorship, representatives of the Board will consult with members of the Affordable Housing Advisory Council.

iii)	Nominating Independent Directors. The Governance Committee shall make recommendations to the Board on nominations for Independent Directorships.

iv)
Board Nomination of Independent Directors. The Board shall select the Independent Director nominees for election. Prior to announcing any Independent Director nominee, the Bank shall deliver to the Finance Agency a copy of the Independent Director Application Forms submitted by the nominees.

Section 4 -    Regular Meetings: Regular meetings of the Board may be held at such place and time as shall be determined, from time to time, by resolution of the Board; provided, however, that such meetings shall be held at least six times per year. Regular meetings may be held without notice thereof. Regular meetings may be held by telephone conference or other electronic means at which all members of the Board attending the meeting are able to hear and be heard by all other persons who are participating.
Section 5 -    Special Meetings: Special meetings of the Board may be called by its Chair or the President of the Bank and shall be called by the Corporate Secretary on the written request of three Directors stating the reasons therefor.
Section 6 -    Special Meeting Notice: Notice of any special meeting shall be given at least five days previously thereto by written notice delivered or mailed to each Director, by email or by facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, properly addressed with postage thereon prepaid. If notice is given by email, such notice shall be deemed to be delivered when the email is sent to the last email address provided to the Bank by each Director. If notice is given by facsimile, such notice shall be deemed to be delivered when the notice has been transmitted to the last facsimile address provided to the Bank by the Director with a machine-produced receipt of proper transmittal generated. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice of such special meeting shall stipulate the time and place of such meeting and shall contain the statement of the purpose(s) of such meetings. Such meetings may be held at any time and place without previous notice if all the Directors are actually present, or notice may be waived by any Director.
Section 7 -    Quorum: At any regular or special meeting of the Board, the majority of the then current Directors serving on the Board shall constitute a quorum for the transaction of business. If less than the majority is present at a meeting, the majority of the Directors present may adjourn the meeting, from time to time, without further notice.
Section 8 -    Officers of the Board: There shall be a Chair who shall be elected by a majority of the Board. The Chair of the Board shall, when present, preside at all meetings of the Board and of the stockholders. The Chair shall in general perform all duties incident to the office and such other duties as shall be prescribed by the Board, from time to time.

There shall also be a Vice Chair who shall be elected by a majority of the Board. In the event of vacancy, absence or disability of the Chair, the Vice Chair shall exercise all powers and discharge all of the duties of the Chair, including presiding at meetings of the Board and of the stockholders until the Chair returns or a new Chair is elected, as applicable. The Vice Chair shall also perform all duties incident to the office and such other duties as shall be prescribed by the Board, from time to time.

A Chair, Vice Chair, acting Chair or acting Vice Chair of the Board may be removed from his or her position as an officer of the Board for good cause by vote of a majority of the Directors. A successor to the officer being removed shall then be elected by a majority of the Directors to complete the remaining term of the office of the Director.

Section 9 -    Corporate Secretary: The Corporate Secretary shall (a) keep the minutes of the proceedings of the Board and Executive Committee in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws; (c) be custodian of the corporate records and of the seal of the Bank; and (d) in general, perform all duties incident to the office of the Corporate Secretary and such other duties as, from time to time, may be assigned to him or her by the President or by the Board.
Section 10 -    Order of Business: At meetings of the Board, business shall be transacted in such order as, from time to time, the Board may determine by resolution. In the absence of the Chair and Vice Chair, a Chair pro tempore selected by the Board shall preside.
Section 11 -    Unanimous Consent of Directors In Lieu of Meeting: Unless otherwise restricted by the Bylaws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all Directors consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board in accordance with applicable law.
Section 12 -    Vacancies: When a vacancy occurs on the Board, the remaining Directors shall elect an individual to fill the unexpired term of office of the vacant Directorship by a majority vote, regardless of whether the remaining Directors constitute a quorum.
Section 13 -    Removal: The Board may, by a vote of a two-thirds majority of Directors (excluding the Director being considered for removal) declare vacant the office of a Director for "Cause".
“Cause” includes, but is not limited to, a Director’s (a) conviction of or pleading of nolo contendere to a felony, a crime involving moral turpitude, or a misdemeanor other than a summary offense, (b) commission of any act involving dishonesty, fraud, immorality, breach of professional ethics, or a breach of the duty of loyalty with respect to the Bank or conduct tending to bring the Bank into public disgrace or disrepute, or (c) substantial and persistent absence from or failure to perform the duties of his or her office which conduct continues or resumes after receipt of notice of the same from the Chair of the Board (or from the Vice Chair of the Board in the case of the Chair's transgression of this subsection (c)).
Section 14 -    Compensation: Members of the Board shall receive compensation for their services as provided for in a resolution appropriately adopted by the Board, from time to time, subject to any requirements or limitations set forth by the Finance Agency.

ARTICLE IVCommittees
Section 1 -    Executive Committee: At the first meeting of each fiscal year, the Board shall select an Executive Committee consisting of the Chair of the Board, who shall serve as Chair of the Executive Committee; the Vice Chair of the Board; the Chair of each Standing Committee of the Board, if any; and any other member of the Board so elected to the Executive Committee. The Secretary of the Executive Committee shall be the Corporate Secretary. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and direction of the affairs of the Bank in all cases in which specific directions shall not have been given by the Board, except that the Executive Committee shall not: (a) appoint or remove officers of the Board, unless subject to ratification by the Board; (b) amend or repeal the Bylaws or adopt new Bylaws; (c) declare dividends; (d) adopt an agreement of merger or consolidation; or (e) take any other action reserved to the full Board by the Bank Act, the regulations, or these Bylaws. All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action and shall be subject to revision and alteration by the Board; provided, however, that no rights of a third party shall be affected by any such revision or alteration. Regular minutes of the proceeding of the Executive Committee shall be kept in a book provided for that purpose. In the event that any member(s) of the Executive Committee named by the Board are unavailable for duty, any member of the Board may be selected by the person calling a meeting of the Executive Committee and may serve and shall be in power to act as an alternate member of the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum, and in every case, the affirmative vote of the majority of the Committee members present shall be necessary for the passage of any resolution. The Executive Committee shall also meet at the call of the Chair, Vice Chair, the President, or any executive officer of the Bank.
Section 2 -    Telephone Meetings: Whenever the person calling a meeting of a Committee determines that in the interest of time and economy, it is desirable that a meeting(s) of the Committee to be so held, such meeting shall be conducted by telephone conference or other acceptable electronic method at which all members of the Committee attending the meeting are able to hear and be heard by all other persons who are participating. At such telephone meetings, the Committee is in power to act upon any matter(s) requiring action, notwithstanding that the same may not have been included in an agenda submitted to members prior to such meeting. The majority of the Committee shall be necessary for the passage of any action. Minutes of such meetings of the Committee shall be kept in the same manner as the minutes of other meetings.
Section 3 -    Committees: The Board may elect such other Standing Committees each to consist of two or more Directors as it may, from time to time, determine which Committees shall serve for such term and shall have and may exercise such duties, functions, and powers as the Board may, from time to time, prescribe in the charter for such Committees. In addition to the foregoing, the Board may, from time to time, designate a member(s) of the Board as a special Ad Hoc Committee to handle such matters and with such powers as the Board may specify. Any Committee may have additional responsibilities as determined by the Board. All action taken by any Committee shall be reported to the Board at such times as the Board shall direct. Any Committee may elect one or more Subcommittees, consisting of two or more Directors, for such term and having such duties, functions, and powers as the Committee may, from time to time, prescribe. All action taken by any Subcommittee shall be reported to the Committee at such times as the Committee shall direct. The Board will establish its Committees in compliance with the requirements set forth in 12 C.F.R. 1239.5, any successor regulation, or otherwise applicable law.
Section 4 -    Unanimous Consent of Directors in Lieu of Meeting: Unless otherwise restricted by the Bylaws, any action required or permitted to be taken at any Committee meeting may be taken without a meeting if all members of such Committee consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Committee in accordance with applicable law.
ARTICLE VOfficers and Employees
Section 1 -    Election or Appointment of Officers: The officers of the Bank shall be a President, Treasurer, Secretary and such other officers, all of whom shall be appointed as set forth herein. Appointments of Bank officers shall be made in compliance with the requirements of the Bank Act and the rules and regulations of the Finance Agency. Unless prohibited by the Bank Act, or rules and regulations of the Finance Agency one person may hold any two offices. The Board may also appoint such other officers as they shall deem necessary and who shall have such authority and shall perform such duties as, from time to time, may be prescribed by the Board.
Section 2 -    President: The President shall be the Chief Executive Officer of the Bank and, as such, shall be primarily responsible for the operation and management of the Bank and shall see that all orders and resolutions of the Board are carried into effect. The President shall preside at all meetings of the stockholders, in the absence of the Chair and the Vice Chair of the Board.

Section 3 -    Other Officers: The other officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the Board or the President. They shall have full responsibility for the operation of the Bank under the direction of the Board, the Executive Committee and the President. They shall make a full report to the Committees of the Board of matters under consideration or to be considered by such Committees and shall see that a full report of the operation of the Bank is made to the Board at each regular meeting.
Section 4 -    Term of Office: The Board shall designate the officers of the Bank, or in its sole discretion it may elect to designate only a subset of officers delegating to the President the authority to designate other officers of the Bank. All officers shall hold office until their respective successors are appointed and qualified. Any officer appointed by the Board may be removed from the office at any meeting of the Board with or without cause by the affirmative vote of the majority of the Directors then in office whenever, in their judgment, the business interest of the Bank will be served thereby. Any officer appointed by the President may be removed by the President with or without cause at any time whenever, in the judgment of the President, the business interest of the Bank will be served thereby. An officer may resign by written notice to the Bank. The resignation shall be effective upon receipt by the Bank or at a subsequent time specified in the notice of resignation. The Board or the President as so delegated shall have the power to fill any vacancy in any offices occurring from whatever reason.
Section 5 -    Compensation: The Board shall fix the compensation of the officers or a subset of officers and may delegate the authority to set the salaries of all other officers and employees to the President.
Section 6 -    Employees: There shall also be such other employees as the President or Board may authorize or whose appointment the Board may ratify, and they shall have such duties as shall be assigned to them by the Board and the President of the Bank.
Section 7 -    Legal Counsel: The Board may appoint a General Counsel who shall advise the Board and officers on all legal matters affecting the Bank, and shall perform such additional duties as may be assigned to him or her by the Board or the President.
ARTICLE VICapital Stock
Section 1 -    Issue of Stock: The Bank shall maintain a book entry system whereby the Bank shall issue stock upon payment therefor, and the member stockholder shall acquire ownership interest in stock so issued solely and exclusively by notation upon the books of the Bank of the number of shares of stock issued in the name of the member stockholder. The terms, manner of issuance, transfer, redemption and repurchase of capital stock shall be as prescribed in the Bank Act, the rules and regulations of the Finance Agency and the Bank’s Capital Plan as in effect from time to time.
Section 2 -    Transfer of Stock: Subject to the provisions of the Bank Act, the rules and regulations of the Finance Agency and the Capital Plan of the Bank as in effect from time to time, shares of stock of the Bank shall be transferable only upon its books by the duly authorized representative of the member stockholder thereof as shown on the books of the Bank.
Section 3 -    Dividends: Dividends may be declared and paid by the Board on capital stock in accordance with the requirements of the Bank Act, the regulations, the Capital Plan, and any dividend policy adopted by the Board.
ARTICLE VIIGeneral Provisions
Section 1 -    Minutes: Accurate minutes of all meetings of the Board, the Executive Committee, and any other Committee shall be signed by the presiding officer and attested to by the secretary officiating at such meetings. The original copies of such minutes shall be preserved by the Bank in minute books in custody of the Corporate Secretary but available to any member of the Board, or to any examiner or other official representative of the Finance Agency.
Section 2 -    Banking Hours: The Bank shall be kept open for business for such hours as the Board or President shall fix, and employees shall remain in performance of their duties for such hours as may be required by the Board or President.

Section 3 -    Deposits: All funds of the Bank not otherwise employed shall be deposited, from time to time, to the credit of the Bank in such banks, trust companies, or other depositories as the Board may select, all in accordance with any applicable regulatory requirements.
Section 4 -    Budget: The President of the Bank shall prepare and submit to the Board a proposed budget for the following calendar year. The Board shall promptly consider the proposed budget and shall adopt the budget for the following calendar year.
Section 5 -    Insurance: The Bank shall have the power to purchase and maintain insurance on the assets of the Bank and surety bonds covering all officers, employees, and agents having control over or access to monies or securities owned by the Bank or in its possession. The Bank may also purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise against any liability asserted or threatened against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Bank would have the power to indemnify him or her against such liability under the provisions of this Article VII.
Section 6 -    (a) Right to Indemnification. The Bank shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by Delaware law, the law which the Bank has elected to follow (emphasis added) as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or officer of the Bank or, while a Director or officer of the Bank, is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Bank shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board. Any amendment, repeal or modification of this Section 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
b)    Determination of Right to Indemnification. Indemnification under paragraph (a) shall be made promptly, and in any event within 30 days after a written claim therefor has been received by the Bank, unless a determination is made by the Bank reasonably and within such 30-day period, in the manner described herein, that the Bank is prohibited from paying such indemnification. Such determination shall be based on the facts known at the time and shall be made (i) by a majority vote of a quorum consisting of Directors of the Bank who were not and are not parties to or threatened to be made a party to such Proceeding, or (ii) if such a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services, for the Office of Finance, any Federal Home Loan Bank, or any person to be indemnified, or (iii) by the court in which such Proceeding was brought or any other court of competent jurisdiction.
c)    Right of Claimant to Bring Suit. (i) If a claim under paragraph (a) is not paid in full by the Bank within 30 days after a written claim therefor has been received by the Bank, the claimant may any time thereafter bring suit against the Bank to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Bank) that the Bank is prohibited by law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Bank. (ii)    Neither the failure of the Bank (including its Board or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the Bank (including its Board or independent legal counsel) that the claimant is not entitled to indemnification, shall be a defense to the action or create a presumption that the claimant is not entitled to the indemnification.
d)    Contractual Rights; Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Bank and the Director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.
e)    Requested Service. Any Director or officer of the Bank who solely by virtue of being a Director or officer of the Bank is or was serving as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, council, advisory committee or other enterprise, including service with respect to employee benefit plans, shall be deemed to be doing so at the request of the Bank.
f)    Non-Exclusivity of Rights. The rights conferred on any person by paragraphs (a) and (c) shall not be exclusive of and shall be in addition to any other right which any person may have or may hereafter acquire under any statute, provision of the Bank’s certificate of incorporation, Bank Act, rules and regulations of the Finance Agency, resolution, agreement, vote of disinterested Directors, or otherwise.
Section 7 -    Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Bank shall be signed by any such officers or agents and in such manner as shall, from time to time, be determined by resolution of the Board.
Section 8 -    Signing of Papers. All contracts, deeds, bonds, assignments, releases, or other legal documents of the Bank shall be signed by an officer or other authorized employee of the Bank.

Section 9 -    Operations. The Bank shall operate and conduct business within the provisions of the Bank Act, the rules and regulations of the Finance Agency, its certificate of organization, and these Bylaws.
Section 10 -    Fiscal Year. The fiscal year of the Bank shall begin on the first day of January.
Section 11 -    Emergency Action. In the event of an emergency, the President (or in the President's absence, two or more of the highest ranking and available officers of the Bank) is authorized to declare that an emergency exists and to take such actions as are considered necessary or appropriate in order to address such emergency or to provide for the uninterrupted continuance of the business of the Bank. To the extent possible or practicable, the entire Board shall be notified of the emergency and of the emergency actions being considered. Notwithstanding the preceding, whenever the aforementioned officers are of the opinion that an emergency exists and that notification to the Board is not possible or is impractical under the circumstances, such officers shall have authority to declare that an emergency exists and to take such actions as they deem to be necessary or appropriate to effectuate the purposes of this provision. In the event of an emergency, all available members of the Board shall be considered a quorum for Board action. Any provisions of these Bylaws and any Board resolutions that are contrary to this provision shall be suspended until it shall be determined by said officers or Board members that the conduct and management of the Bank shall resume under the otherwise applicable Bylaws provisions and resolutions. No officer, Director or employee acting in accordance with this section shall be liable except for willful misconduct. For purposes of this provision, "emergency" means any condition that: (i) significantly interferes, or may significantly interfere, with the conduct of normal business operations of the Bank; or (ii) poses an imminent or existing threat to the safety and security of persons or property, or both. Without limitation, an emergency condition, as defined hereinabove, may arise as a result of any one or more of the following: fire; earthquake; flood; wind; rain or snow storm; power failure; labor dispute; transportation failure; war or warlike condition; act or threatened act of terrorism; bombing or bomb threat; and riot; civil commotion or other acts of lawlessness or violence.
Section 12 -    Amendment. The Bylaws of the Bank may be amended by the affirmative vote of a majority of the Board at any regular or special meeting of the Board provided that each Director shall have been given notice of the proposed amendment and of the form of such amendment at least ten days preceding any meeting called for such purpose. The Bylaws may be amended by the affirmative vote of the majority of the Board at any regular meeting without written notice of the proposed amendment and of the form of the amendment being given to each Director provided that the form of the proposed amendment has been submitted to the previous regular meeting of the Board and has been incorporated in the minutes of said meeting.
Section 13 -    Corporate Seal. The seal of the Bank shall be as affixed hereto and shall be in charge of the Corporate Secretary.
Revised March, 2016